UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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CASA SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 25, 2018

Dear Stockholder:

I am pleased to invite you to attend the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Casa Systems, Inc. (“Casa”) to be held on Wednesday, June 6, 2018 at 10:00 a.m. Eastern Time at 20 Custom House Street, 7th Floor, Boston, Massachusetts 02110.

Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of 2018 Annual Meeting of Stockholders and Proxy Statement. Pursuant to rules of the Securities and Exchange Commission (the “SEC”), we are also posting our proxy materials on the Internet. The Notice of 2018 Annual Meeting of Stockholders, our Proxy Statement for the Annual Meeting, an accompanying proxy card and our Annual Report for the fiscal year ended December 31, 2017 are first being mailed to stockholders on or about May 25, 2018.

Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. You may vote over the Internet or in person at the Annual Meeting or by mailing a proxy card or voting by telephone. Please review the instructions on the Notice of 2018 Annual Meeting of Stockholders or on the proxy card regarding your voting options.

Thank you for being a Casa stockholder. We look forward to seeing you at our Annual Meeting.

Sincerely,

Jerry Guo
President, Chief Executive Officer and Chairman

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the Annual Meeting, whether or not you plan to attend the Annual Meeting, please vote your shares as promptly as possible over the Internet by following the instructions on your proxy card. Your participation will help to ensure the presence of a quorum at the Annual Meeting and save Casa the extra expense associated with additional solicitation. If you hold your shares through a broker, your broker is not permitted to vote on your behalf in the election of directors, unless you provide specific instructions to the broker by completing and returning any voting instruction form that the broker provides (or following any instructions that allow you to vote your broker-held shares via telephone or the Internet). For your vote to be counted, you will need to communicate your voting decision in accordance with the instructions set forth in the proxy materials. Voting your shares in advance will not prevent you from attending the Annual Meeting, revoking your earlier submitted proxy in accordance with the instructions set forth in the proxy materials or voting your stock in person.

CASA SYSTEMS, INC.

100 Old River Road

Andover, Massachusetts 01810

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that Casa Systems, Inc. will hold its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) on Wednesday, June 6, 2018 at 10:00 a.m. Eastern Time at 20 Custom House Street, 7th Floor, Boston, Massachusetts 02110, for the following purposes:

•	To elect three Class I directors to hold office until our 2021 annual meeting of stockholders or until their successors are duly elected and qualified, subject to their earlier resignation or removal;

•	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

•	To transact any other business that properly comes before the Annual Meeting (including adjournments and postponements thereof).

Only stockholders of record at the close of business on May 3, 2018 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting as set forth in the enclosed proxy statement (the “Proxy Statement”). If you plan to attend the Annual Meeting in person, you should be prepared to present photo identification such as a valid driver’s license and verification of stock ownership for admittance. You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. If you are a stockholder of record, your ownership as of the Record Date will be verified prior to admittance into the meeting. If you are not a stockholder of record but hold shares through a broker, trustee, or nominee, you must provide proof of beneficial ownership as of the Record Date, such as an account statement or similar evidence of ownership. Please allow ample time for the admittance process. For instructions on how to vote your shares, please refer to the section titled “Voting” beginning on page 1 of the Proxy Statement or the enclosed proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual

Meeting of Stockholders to be Held on Wednesday, June 6, 2018 for Casa Systems, Inc.

The Proxy Statement, Annual Report, directions to the annual meeting and voting instructions are available at www.proxydocs.com/casa.

By Order of our Board of Directors,

Jerry Guo
President, Chief Executive Officer and Secretary

Andover, Massachusetts

May 25, 2018

PROXY STATEMENT

FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD WEDNESDAY, JUNE 6, 2018

GENERAL INFORMATION

Our board of directors solicits your proxy on our behalf for the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) and at any postponement or adjournment of the Annual Meeting for the purposes set forth in this Proxy Statement and the accompanying proxy card. The Annual Meeting will be held at 10:00 a.m. Eastern Time on Wednesday, June 6, 2018 at 20 Custom House Street, 7th Floor, Boston, Massachusetts 02110. Directions to the Annual Meeting may be found at www.proxydocs.com/casa. Information on how to vote in person at the Annual Meeting is discussed below. The Notice of 2018 Annual Meeting of Stockholders, our Proxy Statement for the Annual Meeting, an accompanying proxy card and our Annual Report for the fiscal year ended December 31, 2017 are first being mailed to stockholders on or about May 25, 2018.

In this Proxy Statement the terms “Casa,” “the company,” “we,” “us,” and “our” refer to Casa Systems, Inc. The mailing address of our principal executive offices is Casa Systems, Inc., 100 Old River Road, Andover, Massachusetts 01810. All website addresses set forth in this Proxy Statement are for information only and are not intended to be an active link or to incorporate any website information into this document.

Record Date	May 3, 2018.

Quorum	A majority of the shares of all issued and outstanding capital stock entitled to vote on the Record Date must be present in person or represented by proxy to constitute a quorum.

Shares Outstanding	82,456,050 shares of common stock outstanding as of May 3, 2018.

Voting	There are four ways a stockholder of record can vote:

(1) By Internet: If you are a stockholder as of the Record Date, you may vote over the Internet by following the instructions provided in the proxy card.

(2) By Telephone: If you are a stockholder as of the Record Date, you can vote by telephone by following the instructions in the proxy card.

(3) By Mail: If you are a stockholder as of the Record Date, you can vote by mailing your proxy card as described in the proxy materials.

(4)   In Person: If you are a stockholder as of the Record Date, you may vote in person at the meeting. Submitting a proxy will not prevent a stockholder from attending the Annual Meeting, revoking their earlier-submitted proxy in accordance with the process outlined below, and voting in person.

In order to be counted, proxies submitted by telephone or Internet must be received by 11:59 p.m. Eastern Time on June 5, 2018. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting.

If you hold your shares through a bank or broker, please follow their instructions.

Revoking Your Proxy	Stockholders of record may revoke their proxies by attending the Annual Meeting and voting in person, by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with our Secretary before the vote is counted or by voting again using the telephone or Internet before the cutoff time (11:59 p.m. Eastern Time on June 5, 2018). Your latest telephone or Internet proxy is the one that will be counted. If you hold shares through a bank or broker, you may revoke any prior voting instructions by contacting that firm.

Votes Required to Adopt Proposals

Each share of our common stock outstanding on the Record Date is entitled to one vote on any proposal presented at the Annual Meeting:

For Proposal One, the election of directors, the three nominees receiving the highest number of votes properly cast FOR election, or a “plurality” of the votes properly cast, will be elected as directors.

For Proposal Two, a majority of the votes properly cast FOR the proposal is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Effect of Abstentions and Broker Non-Votes

Votes withheld from any nominee, abstentions and “broker non-votes” (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) are counted as present for purposes of determining the presence of a quorum. Shares voting “withheld” have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Under the rules that govern brokers holding shares for their customers, brokers who do not receive voting instructions from their customers have the discretion to vote uninstructed shares on routine matters, but do not have discretion to vote such uninstructed shares on non-routine matters. Only Proposal Two, the ratification of the appointment of PricewaterhouseCoopers LLP, is considered a routine matter where brokers are permitted to vote shares held by them without instruction. If your shares are held through a broker, those shares will not be voted in the election of directors unless you affirmatively provide the broker instructions on how to vote.

Voting Instructions	If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how your shares should be voted on each item, the persons named as proxies will vote FOR the election of the nominees for directors and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment.

Voting Results	We will announce preliminary results at the Annual Meeting. We will report final results by filing a Form 8-K within four business days after the Annual Meeting. If final results are not available at that time, we will provide preliminary voting results in the Form 8-K and final results in an amendment to the Form 8-K after they become available.

Additional Solicitation/Costs	We are paying for the distribution of the proxy materials and solicitation of the proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies. Our directors, officers, and employees may also solicit proxies on our behalf in person, by telephone, email or facsimile, but they do not receive additional compensation for providing those services. We may also utilize the assistance of third parties in connection with our proxy solicitation efforts and we would compensate such third parties for their efforts.

Householding	Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Proxy Statement and Annual Report for the fiscal year ended December 31, 2017 will be delivered to multiple stockholders sharing an address unless we, or the applicable bank, broker or other nominee record holder, have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at Investor Relations at Casa Systems, Inc., 100 Old River Road, Andover, Massachusetts 01810 or call us at (978) 688-6706. If you want to receive separate copies of the Proxy Statement or Annual Report on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

PROPOSAL ONE

ELECTION OF DIRECTORS

Number of Directors; Board Structure

Our board of directors is divided into three staggered classes of directors as nearly equal in number as possible. One class is elected each year at the annual meeting of stockholders for a term of three years. The term of the Class I directors expires at the Annual Meeting. The term of the Class II directors expires at the 2019 annual meeting. The term of the Class III directors expires at the 2020 annual meeting. Directors are elected to hold office for a three-year term or until the election and qualification of their successors in office.

Nominees

Our board of directors has nominated Jerry Guo, Weidong Chen and Daniel S. Mead for election as directors to serve for a three-year term ending at the 2021 annual meeting or until their successors are elected and qualified. Each of the nominees is a current member of our board of directors and has consented to serve if elected.

Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “FOR” the election of each nominee. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the members of our board of directors. In the alternative, the proxies may vote only for the remaining nominees, leaving a vacancy on our board of directors. Our board of directors may fill such vacancy at a later date or reduce the size of our board of directors. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Recommendation of our Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF JERRY GUO, WEIDONG CHEN AND DANIEL S. MEAD.

The biographies of each of the director nominees and continuing directors below contain information regarding each such person’s service as a director on our board of directors, business experience, director positions at other companies held currently or at any time during the last five years and other experiences, qualifications, attributes or skills that caused our board of directors to determine that the person should serve as a director of the company. In addition to the information presented below regarding each such person’s specific experience, qualifications, attributes and skills that led our board of directors to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our board of directors, including a commitment to understanding our business and industry. We also value our directors’ experience in relevant areas of business management and on other boards of directors and board of directors committees.

Our corporate governance guidelines also dictate that, except as may otherwise be permitted by the listing rules of the Nasdaq Stock Market (“Nasdaq”), a majority of our board of directors be comprised of independent directors whom our board of directors has determined have no material relationship with the company and are otherwise “independent” directors under Nasdaq listing rules.

The names of the nominees for election as Class I directors at the Annual Meeting and of the incumbent Class II and Class III directors, and certain information about them, including their ages, are included below.

Name	Age	Principal Occupation	Director Since
Nominees for election as Class I directors with terms expiring in 2018:
Jerry Guo	55	President, Chief Executive Officer and Chairman of Casa Systems, Inc.	2003
Weidong Chen	50	Chief Technology Officer of Casa Systems, Inc.	2010
Daniel S. Mead(1)(2)	64	Private Investor/Advisor	2018
Incumbent Class II directors with terms expiring in 2019:
Bruce R. Evans(1)(2)	59	Chairman of the Board and Senior Advisor to Summit Partners	2010
Joseph S. Tibbetts, Jr.(1)	65	Consultant and Director	2017
Incumbent Class III directors with terms expiring in 2020:
Lucy Xie	52	Senior Vice President of Operations of Casa Systems, Inc.	2003
Bill Styslinger(2)	72	Private Investor/Director	2012

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.

Jerry Guo and Lucy Xie are married to one another. There are no other family relationships among any of our directors or executive officers.

Nominees for Election for a Three-Year Term Ending at the 2021 Annual Meeting

Jerry Guo, the founder of our company, has served as our president and chief executive officer and as the chairman of our board of directors since our founding in 2003. Prior to founding our company, Mr. Guo served as the Vice President of Broadband at River Delta Networks, which was acquired by Motorola in 2001. Prior to that, Mr. Guo was a research scientist at Bell Laboratories’ research division. Mr. Guo holds a Ph.D. degree in electrical engineering from the University of Wisconsin-Madison and an M.S. degree in optical instruments from the Department of Precision Instruments at Tsinghua University. We believe that Mr. Guo is qualified to serve on our board of directors due to his leadership experience in the broadband and network industries, his extensive knowledge of our company and his service as our president and chief executive officer.

Weidong Chen has served as our chief technology officer since 2004 and as a member of our board of directors since 2010. Prior to joining Casa, Mr. Chen served as a software manager at Motorola, a multinational telecommunications company from October 2001 to November 2003. Mr. Chen holds a Ph.D. degree in physics from the University of Pennsylvania. We believe that Mr. Chen’s deep experience in the telecommunications industry, his extensive knowledge of our company and his position as our chief technology officer enable Mr. Chen to make a valuable contribution to our board of directors.

Daniel S. Mead has been a director of our company since March 2018. He has served on the board of directors of Syniverse Holdings, Inc., a publicly traded business services company in the mobile communications industry, since December 2016. For over thirty-five years, Mr. Mead served in various leadership roles at Verizon Communications and its predecessor companies, including serving from October 2010 to July 2015 as the chief executive officer and president of Verizon Wireless and from October 2009 to October 2010 as the chief operating officer and executive vice president of Verizon Wireless. Mr. Mead served as the chairman of the Cellular Telecommunications & Internet Association, or CTIA, from July 2013 until December 2014 and served as a member of the boards of directors of the CTIA from September 2010 until March 2015 and of Vodafone Omnitel from September 2009 until October 2010. Mr. Mead also served on the Board of Trustees at Pennsylvania State University from July 2014 to July 2017, including as chairman of its Finance and Capital Planning Committee. Mr. Mead has a B.S. degree in quantitative business analysis and finance from

Pennsylvania State University and an M.B.A. degree from Pennsylvania State University. We believe that Mr. Mead is qualified to serve on our board of directors as a result of his significant leadership experience in the telecommunications industry.

Directors Continuing in Office Until the 2019 Annual Meeting

Bruce R. Evans has been a director of our company since 2010. Since 1986, Mr. Evans has served in various positions with Summit Partners, a growth equity and venture capital investment firm, including most recently as Chairman of the Board and Senior Advisor to the firm. He is also currently a director of Analog Devices, a public company which designs and manufactures high-performance semiconductor products and several private companies. Mr. Evans previously served as a director of more than a dozen public companies, including, from May 2002 to November 2014, FleetCor Technologies, a provider of fuel cards and workforce payment products and services. In addition, he is Chairman of the Vanderbilt University Board of Trust. Mr. Evans holds a B.E. degree in mechanical engineering and economics from Vanderbilt University and an M.B.A. degree from Harvard Business School. We believe that Mr. Evans is qualified to serve on our board of directors due to his wide-ranging experience in growth equity and venture capital investing in the technology sector and his experience on other private and public company boards.

Joseph S. Tibbetts, Jr. has been a director of our company since November 2017. From March 2017 to March 2018, Mr. Tibbetts served as the interim chief financial officer of Acquia Inc., a provider of cloud-based, digital experience management solutions. Prior to that, Mr. Tibbetts served as the senior vice president and chief financial officer of the Publicis.Sapient unit of Publicis Group SA, from February 2015, when Publicis acquired Sapient Corporation, to September 2015. Prior to that, Mr. Tibbetts served as senior vice president and global chief financial officer for Sapient Corporation from October 2006 to February 2015. Mr. Tibbetts was formerly a partner with Price Waterhouse LLP. Mr. Tibbetts currently serves on the board of directors of Vivint, Inc., a provider of home automation equipment and services, Vivint Solar, Inc., a publicly traded provider of home solar energy solutions, and Carbon Black, Inc., a publicly traded provider of next-generation endpoint security solutions. Mr. Tibbetts holds a B.S. degree in business administration from the University of New Hampshire. We believe that Mr. Tibbetts is qualified to serve on our board of directors due to his experience as an executive officer or director of other technology companies and his financial and accounting expertise.

Directors Continuing in Office Until the 2020 Annual Meeting

Lucy Xie has served as our senior vice president of operations since 2011 and as a member of our board of directors since 2003. From 2003 to 2011, Ms. Xie served as our chief financial officer and vice president of operations. Prior to joining Casa, Ms. Xie held various accounting, finance and management positions at Raytheon, a U.S. defense contractor and industrial corporation, and Lucent Technologies, a telecommunications equipment company. Ms. Xie has also served as the vice chairman and a board member of the Asia-America Chamber of Commerce. Ms. Xie holds an M.B.A. degree in accounting from Fairleigh Dickinson University. We believe that Ms. Xie is qualified to serve on our board of directors due to her experience as an executive in the telecommunications industry, her extensive knowledge of our company and her service as our senior vice president of operations.

Bill Styslinger has been a director of our company since 2012. Mr. Styslinger served as chairman, president and chief executive officer of SeaChange International, a provider of multiscreen video software and services, from its inception in July 1993 until his retirement in December 2011. Mr. Styslinger was also previously a member of the board of directors of Omtool, a provider of enterprise client/server facsimile software solutions. Mr. Styslinger holds a B.S. degree in Engineering Science from the State University of New York at Buffalo. We believe that Mr. Styslinger is qualified to serve on our board of directors due to his leadership expertise, including service as chief executive officer of a public company with international operations, as well as his knowledge of the telecommunications industry.

Executive Officers

In addition to Mr. Guo, our President and Chief Executive Officer, Mr. Chen, our Chief Technology Officer and Ms. Xie, our Senior Vice President of Operations, who also serve as directors, our executive officers are:

Gary Hall has served as our chief financial officer since June 2011. Prior to joining Casa, from April 2007 to March 2010, Mr. Hall was the chief financial officer of eCopy, a provider of document management solutions. From August 2004 to June 2006, he served as the chief financial officer of MatrixOne, a product life-cycle management company, where he had previously served as controller from April 1999 to August 2004. Previously, Mr. Hall served in various accounting and auditing roles at Deloitte & Touche, a multinational professional services firm. Mr. Hall holds a M.S. degree in finance from Bentley College and a B.A. degree in accounting from Southern New Hampshire University.

Abraham Pucheril has served as our senior vice president of product strategy and management since January 2018 and as our senior vice president of worldwide sales from August 2012 to January 2018. Prior to joining Casa, Mr. Pucheril was the vice president of sales at Fujitsu Network Communications, Inc., a communications network equipment provider and a wholly owned subsidiary of Fujitsu Limited, from April 2005 to July 2012. Prior to joining Fujitsu, Mr. Pucheril served as area vice president of sales for Alcatel North America, a telecommunications conglomerate, from April 2003 to April 2005, and regional vice president of sales of Atoga Systems, a provider of advanced video and data transmission systems that was acquired by Arris Systems, Inc., from January 2002 to April 2003. He started his professional career with Bell Canada. Mr. Pucheril holds a B.E. degree in electronics and communications engineering from Mangalore University, an M.E. degree in electrical and electronics engineering from Anna University and an M.A.Sc. degree in electrical engineering from the University of Waterloo.

CORPORATE GOVERNANCE

Director Independence

Rule 5605 of the Nasdaq listing rules requires a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominations committees be independent, or, if a listed company has no nominations committee, that director nominees be selected or recommended for the board’s selection by independent directors constituting a majority of the board’s independent directors, and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

The phase-in periods with respect to director independence under the Nasdaq listing rules allow us to have only one independent member on each of the audit committee and compensation committee upon the listing date of our common stock, a majority of independent members on each committee within 90 days of the listing date (or the effective date of the registration statement for our initial public offering, in the case of the audit committee) and fully independent committees and a majority of independent directors on our board of directors within one year of the listing date (or the effective date of the registration statement, in the case of the audit committee). Our listing date was December 15, 2017.

In November 2017, our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors determined that each of Messrs. Evans and Tibbetts is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq listing rules. Upon his election in March 2018, our board of directors also determined that Mr. Mead is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq listing rules. In making such determinations, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant, including the beneficial ownership of our capital stock by each non-employee director and any institutional stockholder with which he is affiliated.

We expect to satisfy the independence requirements for each of the audit and compensation committees of our board of directors prior to the end of the transition period provided under Nasdaq listing rules and SEC rules and regulations for companies that have recently completed initial public offerings.

We do not intend to form a nominating and corporate governance committee at this time, and the independent members of our board of directors will be responsible for director nominations.

Board Leadership Structure

Our corporate governance guidelines provide that the roles of chairman of the board and chief executive officer may be separated or combined. Our board of directors has considered its leadership structure and determined that at this time Mr. Guo should serve both as our chief executive officer and as chairman of the board. Since 2003, Mr. Guo has served as our president and chief executive officer and has been an integral part of the leadership of our company and our board of directors, and his strategic vision has guided our growth and performance. Our board of directors believes that having Mr. Guo also serve as our chairman facilitates the board’s decision-making process and enables Mr. Guo to act as the key link between the board of directors and other members of management.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on the “Documents & Charters” page under the heading “Governance” on the Investor Relations section of our website, which is located at investors.casa-systems.com. In addition, we intend to continue to post on our website all disclosures that are required by law or the Nasdaq listing rules concerning any amendments to, or waivers from, any provision of the code.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. The guidelines provide that:

•	our board’s principal responsibility is to oversee the management of our company;

•	a majority of the members of our board must be independent directors;

•	the independent directors will meet in executive session at least twice a year;

•	directors have full and free access to management and, as necessary, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	our board will conduct periodic self-evaluations to determine whether it and its committees are functioning effectively.

A copy of the corporate governance guidelines is posted on the “Documents & Charters” page under the heading “Governance” on the Investor Relations section of our website, which is located at investors.casa-systems.com.

Board Meetings

Our board of directors meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring its approval. It also holds special meetings when important matters require action between scheduled meetings. Members of senior management regularly attend meetings to report on and discuss their areas of responsibility. Our board of directors met six times and took action by unanimous written consent five times during the fiscal year ended December 31, 2017.

Each of the directors of our board of directors attended at least 75% of the aggregate of all meetings of our board of directors and meetings of committees of our board of directors upon which they served (during the periods that they served) during 2017. Our board of directors regularly holds executive sessions of the independent directors. Executive sessions do not include employee directors or directors who do not qualify as independent under Nasdaq and SEC rules.

Annual Meeting Attendance

It is our policy that members of our board of directors are encouraged to attend annual meetings of our stockholders.

Committees

Our board of directors has established an audit committee and compensation committee. Each of these committees operates under a charter that has been approved by our board of directors. Copies of the committee charters are posted on the “Documents & Charters” page under the heading “Governance” on the Investor Relations section of our website, which is located at investors.casa-systems.com.

Audit Committee

The members of our audit committee are Messrs. Evans, Mead and Tibbetts. Mr. Tibbetts is the chair of our audit committee. Our board of directors has determined that Mr. Mead and Mr. Tibbetts are independent within the meaning of Rule 10A-3 under the Exchange Act. Our board of directors has determined that Mr. Tibbetts is an “audit committee financial expert” as defined by applicable SEC rules.

Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from the registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules.

All audit services and all non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm are required to be approved in advance by our audit committee.

We expect to satisfy the independence requirements for the audit committee prior to the end of the transition period provided under current Nasdaq listing rules and SEC rules and regulations for companies that have recently completed their initial public offering. We do not believe that reliance on this transition period to satisfy the audit committee independence requirements will materially adversely affect the ability of the audit committee to act independently and to satisfy the other requirements of Rule 10A-3 of the Exchange Act.

Our audit committee met four times during the fiscal year ended December 31, 2017. Our audit committee operates under a written charter adopted by our board of directors, a current copy of which is available on the “Documents & Charters” page under the heading “Governance” on the Investor Relations section of our website, which is located at investors.casa-systems.com.

Compensation Committee

The members of our compensation committee are Messrs. Evans, Mead and Styslinger, and Mr. Evans is the chair of our compensation committee. Our board of directors has determined that Mr. Evans and Mr. Mead are independent within the meaning of Rule 10C-1 under the Exchange Act.

The compensation committee’s responsibilities include:

•	annually reviewing and approving or advising with respect to corporate goals and objectives relevant to CEO compensation;

•	determining or advising with respect to our CEO’s compensation;

•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our equity incentive plans;

•	reviewing and making recommendations to our board of directors with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure to the extent such disclosure is required by SEC rules; and

•	preparing annual compensation committee reports to the extent required by SEC rules.

We expect to satisfy the independence requirements for the compensation committee prior to the end of the transition period provided under current Nasdaq listing rules and SEC rules and regulations for companies completing their initial public offering.

Typically, our compensation committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the chair of our compensation committee, in consultation with our President and Chief Executive Officer and our Senior Vice President of Operations, who is responsible for human resources. Our compensation committee meets regularly in executive session. Our President and Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of our compensation committee regarding his compensation or individual performance objectives. Our compensation committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that our compensation committee considers necessary or appropriate in the performance of its duties. Our compensation committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

Our compensation committee met three times during the fiscal year ended December 31, 2017. Our compensation committee operates under a written charter adopted by our board of directors, a current copy of which is available on the “Documents & Charters” page under the heading “Governance” on the Investor Relations section of our website, which is located at investors.casa-systems.com.

Compensation Consultants

Our compensation committee may, in its sole discretion, retain or obtain the advice of one or more compensation consultants. Prior to our initial public offering in 2017, our Compensation Committee engaged Pearl Meyer as an independent compensation consultant to provide comparative data on non-employee director compensation practices in our industry and to assist our compensation committee generally in developing a non-employee director compensation program to take effect upon our initial public offering.

Although our compensation committee considers the advice and recommendations of independent compensation consultants as to our executive and director compensation programs, our compensation committee ultimately makes its own decisions about these matters. In the future, we expect that our compensation committee will continue to engage independent compensation consultants to provide additional guidance on our executive and director compensation programs and to conduct competitive benchmarking against a peer group of publicly traded companies.

Our compensation committee will review information regarding the independence and potential conflicts of interest of any compensation consultant it may engage, taking into account, among other things, the factors set forth in the Nasdaq listing standards. With respect to services provided in 2017, our compensation committee concluded that the engagement of Pearl Meyer did not raise any conflict of interest.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our compensation committee. None of the members of our compensation committee is an officer or employee of our company, nor have they ever been an officer or employee of our company.

Board Processes

Oversight of Risk

Our board of directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our board and its committees is to oversee the risk management activities of our management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our board oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure, certain operational risks and the composition of our board; our audit committee oversees risk management activities related to financial controls and legal and compliance risks; and our compensation committee oversees risk management activities relating to our compensation policies and practices and management succession planning. Each committee reports to the full board on a regular basis, including reports with respect to each committee’s risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full board discuss particular risks.

Director Nomination Process

Our independent directors, Bruce R. Evans, Daniel S. Mead and Joseph S. Tibbetts, Jr., are responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending to the board, through a majority vote of the independent directors in which only independent directors participate, the persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate. Our full board of directors is responsible for selecting nominees for election as directors and our board considers the recommendations of our independent directors when selecting nominees. Our board of directors believes that our independent directors provide appropriate independent oversight of our director nomination process and that, accordingly, it is not necessary for our board to maintain a standing nominating committee.

The process followed by our independent directors to identify and evaluate director candidates includes requests to other board members as well as other existing contacts for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by our independent directors. The qualifications, qualities and skills that our independent directors believe must be met by a recommended nominee for a position on our board of directors are as follows:

•	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

•	Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and should be willing and able to contribute positively to our decision-making process.

•	Nominees should have a commitment to understand our company and our industry and to regularly attend and participate in meetings of our board of directors and its committees.

•	Nominees should have the interest and ability to understand the sometimes conflicting interests of our various constituencies, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.

•	Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director.

•	Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on our board of directors is considered.

•	Nominees should normally be able to serve for at least three years before reaching the age of 75.

Our independent directors may use a third party search firm in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

Stockholders may recommend individuals to our independent directors for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices and should include appropriate biographical and background material to allow our independent directors to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our amended and restated by-laws and must be received by us no later than the date referenced below under the heading “Procedures for Submitting Stockholder Proposals.” Assuming that biographical and background material has been provided on a timely basis, any recommendations received from stockholders will be evaluated in the same manner as other potential nominees considered by the independent directors. If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting.

Stockholder Communications

Our board of directors provides to every stockholder of the company the ability to communicate with our board of directors, as a whole, and with individual directors through an established process for stockholder communication. For a stockholder communication directed to our board of directors as a whole, stockholders may send such communication to the attention of the Company’s Secretary via U.S. Mail or Expedited Delivery Service to: Casa Systems, Inc., 100 Old River Road, Andover, Massachusetts 01810, Attn: Board of Directors, c/o Secretary.

For a stockholder communication directed to an individual director in his or her capacity as a member of our board of directors, stockholders may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: Casa Systems, Inc., 100 Old River Road, Andover, Massachusetts 01810, Attn: [Name of Individual Director], c/o Secretary.

We will forward by U.S. Mail any such stockholder communication to each director, and to the Chairman of our board of directors in his or her capacity as a representative of our board of directors, to whom such stockholder communication is addressed to the address specified by each such director and the Chairman of our board of directors, unless there are safety or security concerns that mitigate against further transmission.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2018, and we are asking you and other stockholders to ratify this appointment. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 2014.

Our audit committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. As a matter of good corporate governance, our board of directors determined to submit to stockholders for ratification the appointment of PricewaterhouseCoopers LLP. A majority of the votes properly cast is required in order to ratify the appointment of PricewaterhouseCoopers LLP. In the event that a majority of the votes properly cast do not ratify this appointment of PricewaterhouseCoopers LLP, we will review our future appointment of PricewaterhouseCoopers LLP.

The audit committee of our board of directors has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent registered public accounting firm. We may not engage our independent registered public accounting firm to render any audit or non-audit service unless either the service is approved in advance by the audit committee, or the engagement to render the service is entered into pursuant to the audit committee’s pre-approval policies and procedures. Notwithstanding the foregoing, pre-approval is not required with respect to the provision of services, other than audit, review or attest services, by the independent registered public accounting firm if the aggregate amount of all such services is no more than 5% of the total amount paid by us to the independent registered public accounting firm during the fiscal year in which the services are provided, such services were not recognized by us at the time of the engagement to be non-audit services and such services are promptly brought to the attention of the audit committee and approved prior to completion of the audit by the audit committee or its chairman.

From time to time, our audit committee may pre-approve services that are expected to be provided to us by the independent registered public accounting firm during the following 12 months. At the time such pre-approval is granted, the audit committee must identify the particular pre-approved services in a sufficient level of detail so that our management will not be called upon to make a judgment as to whether a proposed service fits within the pre-approved services and, at each regularly scheduled meeting of the audit committee following such approval, management or the independent registered public accounting firm shall report to the audit committee regarding each service actually provided to us pursuant to such pre-approval.

The audit committee has delegated to its chairman the authority to grant pre-approvals of audit or non-audit services to be provided by the independent registered public accounting firm. Any approval of services by the chairman of the audit committee is reported to the committee at its next regularly scheduled meeting.

We expect that a representative of PricewaterhouseCoopers LLP will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

The Report of the Audit Committee of our board of directors included in this Proxy Statement is submitted by our audit committee. Our audit committee consists of the three directors whose names appear in the Report. None of the members of our audit committee is an officer or employee of Casa, and our board of directors has determined that each member of our audit committee, other than Mr. Evans, is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act, and the applicable Nasdaq listing rules. See “Corporate Governance—Director Independence” above for additional discussion regarding our board’s independence determinations with respect to members of our audit committee. Each member of our audit committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our board of directors has determined that Mr. Tibbetts is an “audit committee financial expert,” as defined under the applicable rules of the SEC. Our audit committee operates under a written charter adopted by our board of directors.

Audit Fees

The following table presents fees billed for professional services and other services rendered by PricewaterhouseCoopers LLP, our independent registered public accounting firm, for the years ended December 31, 2017 and 2016.

	Year Ended December 31,
	2017	2016
Audit Fees(1)	$1,066,170	$1,442,916
All Other Fees(2)	$2,756	$4,774

	$1,068,926	$1,447,690

(1)	Audit fees represent fees for professional services provided in connection with the audit of our annual consolidated financial statements, the reviews of our quarterly consolidated financial statements, statutory audits and the submission of our Registration Statement on Form S-1 in connection with our initial public offering.
(2)	All Other Fees represent fees for products and services provided by PricewaterhouseCoopers LLP that are not included in the service categories above.

Recommendation of our Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

Report of the Audit Committee of our Board of Directors

The information contained in this audit committee report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that Casa specifically incorporates this report or a portion of it by reference.

Our audit committee’s general role is to assist our board of directors in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

Our audit committee has reviewed our consolidated financial statements for 2017 and met with management, as well as with representatives of PricewaterhouseCoopers LLP, our independent registered public accounting firm, to discuss the consolidated financial statements. Our audit committee also discussed with members of PricewaterhouseCoopers LLP the matters required to be discussed by the Auditing Standard No. 1301, as adopted by the Public Company Accounting Oversight Board.

In addition, our audit committee received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with our audit committee concerning independence, and discussed with members of PricewaterhouseCoopers LLP its independence.

Based on the foregoing communications, its review of the financial statements and other matters it deemed relevant, our audit committee recommended to our board of directors that our audited consolidated financial statements for 2017 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Audit Committee

Joseph S. Tibbetts, Jr. (Chair)

Bruce R. Evans

Daniel S. Mead

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock, as of April 30, 2018, by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our executive officers and directors as a group.

The percentages in the table below are based on a total of 82,373,785 shares of our common stock outstanding as of April 30, 2018, but not including any additional shares issuable upon exercise of outstanding options.

The number of shares beneficially owned by each stockholder is determined under rules of the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options or other rights held by such person that are currently exercisable or will become exercisable within 60 days after April 30, 2018, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is c/o Casa Systems, Inc., 100 Old River Road, Andover, Massachusetts 01810. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class
5% Stockholders
Entities affiliated with Summit Partners(1)	34,124,480	41.4%
Liberty Global Ventures Holding B.V.(2)	4,432,870	5.4%

Executive Officers and Directors
Jerry Guo(3)	11,332,270	13.5%
Gary Hall(4)	537,699	*
Weidong Chen(5)	6,711,404	8.1%
Lucy Xie(6)	2,319,229	2.8%
Abraham Pucheril(7)	537,699	*
Bruce R. Evans(1)	34,124,480	41.4%
Daniel S. Mead(8)	1,005	*
Bill Styslinger(9)	537,699	*
Joseph S. Tibbetts, Jr.(10)	3,844	*
All executive officers and directors as a group (9 persons)(11)	56,105,329	65.2%

(1)

Consists of 21,268,476 shares of common stock held by Summit Partners Private Equity Fund VII-A, L.P., 12,774,194 shares of common stock held by Summit Partners Private Equity Fund VII-B, L.P., 72,605 shares of common stock held by Summit Investors I, LLC and 9,205 shares of common stock held by Summit Investors I (UK), L.P. Summit Partners, L.P. is the managing member of Summit Partners PE VII, LLC, which is the general partner of Summit Partners PE VII, L.P., which is the general partner of each of Summit Partners Private Equity Fund VII-A, L.P. and Summit Partners Private Equity Fund VII-B, L.P. Summit Master Company, LLC is the managing member of Summit Investors Management, LLC, which is the manager of Summit Investors I, LLC, and the general partner of Summit Investors I (UK), L.P. Summit Master Company, LLC, as the managing member of Summit Investors Management, LLC, has delegated investment decisions, including voting and dispositive power, to Summit Partners, L.P. and its investment committee responsible for voting and investment decisions with respect to our company. Summit Partners, L.P., through a three-person investment committee responsible for voting and investment decisions with respect to our company, currently comprised of Peter Y. Chung, Bruce R. Evans and Martin J. Mannion, has voting and dispositive power over the shares held by each of these entities and therefore may be deemed to beneficially own such shares. Each of the Summit entities and persons mentioned in this footnote disclaims beneficial ownership of the shares, except for those shares held of record by such entity, and except to the extent of their pecuniary interest therein. The address of the entities and persons mentioned in this footnote is 222 Berkeley Street, 18th Floor, Boston, Massachusetts 02116.
(2)	Consists of shares of common stock held by Liberty Global Ventures Holding B.V. Liberty Global Ventures Holding B.V. has delegated investment decisions, including voting and dispositive power, to Liberty Global Europe Holding B.V. Liberty Global Europe Management B.V. may be deemed to have voting and dispositive control over Liberty Global Europe Holding B.V. Liberty Global Europe Management B.V., Liberty Global Europe Holding B.V. and Liberty Global Ventures Holding B.V. each disclaim beneficial ownership of such shares, except for those shares held of record by such entity, and except to the extent of its pecuniary interest therein. The address of Liberty Global Ventures Holding B.V. is Boeing Avenue 53, 1119PE Schiphol-Rijk, The Netherlands.
(3)	Consists of (i) 9,900,955 shares of common stock held by Mr. Guo and (ii) options to purchase 1,431,315 shares of common stock that may be exercised within 60 days of April 30, 2018.
(4)	Consists of options to purchase 537,699 shares of common stock held by Mr. Hall that may be exercised within 60 days of April 30, 2018.
(5)	Consists of (i) 2,342,267 shares of common stock held by Mr. Chen, (ii) options to purchase 784,480 shares of common stock that may be exercised within 60 days of April 30, 2018 and (iii) 3,584,657 shares of common stock held by Dragonfly 2012 Irrevocable Trust, a family trust established for the children of Mr. Guo and Ms. Xie. Mr. Chen serves as trustee for Dragonfly 2012 Irrevocable Trust and has voting and dispositive control over the shares held by Dragonfly 2012 Irrevocable Trust. Mr. Chen and Dragonfly 2012 Irrevocable Trust each disclaim beneficial ownership of such shares, except for those shares held of record by such person or entity, and except to the extent of such person or entity’s pecuniary interest therein.
(6)	Consists of (i) 1,996,374 shares of common stock held by Ms. Xie and (ii) options to purchase 322,855 shares of common stock that may be exercised within 60 days of April 30, 2018.
(7)	Consists of (i) 218,220 shares of common stock held by Mr. Pucheril and (ii) options to purchase 319,479 shares of common stock held by Mr. Pucheril that may be exercised within 60 days of April 30, 2018.
(8)	Consists of 1,005 shares of common stock issuable upon vesting of RSUs within 60 days of April 30, 2018.
(9)	Consists of (i) 237,699 shares of common stock held by Mr. Styslinger and (ii) an option to purchase 300,000 shares of common stock that may be exercised within 60 days of April 30, 2018.
(10)	Consists of (i) 1,922 shares of common stock held by Mr. Tibbetts and (ii) 1,922 shares of common stock issuable upon vesting of RSUs within 60 days of April 30, 2018.
(11)	Includes (i) 14,697,437 shares of common stock held by our current directors and executive officers and (ii) options to purchase 3,695,828 shares of common stock that may be exercised within 60 days of April 30, 2018 by our current directors and executive officers and (iii) 2,927 shares of common stock issuable upon vesting of RSUs within 60 days of April 30, 2018 by our current directors and executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file reports of holdings and transactions in our common stock and other securities of ours with the SEC. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2017, all executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements under Section 16(a) of the Exchange Act.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation paid to our chief executive officer and each of our two other most highly compensated executive officers for the years ended December 31, 2017 and 2016. We refer to these individuals as our “named executive officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Jerry Guo	2017	729,926	(3)	2,872,323	(4)	1,118,370	2,093,945	8,100	6,822,664
President, Chief Executive Officer and Chairman	2016	664,566	(5)	1,613,825	(6)	1,065,115	1,989,328	7,950	5,340,784
Lucy Xie	2017	391,319	(7)	778,305	(4)	659,459	529,162	8,100	2,366,345
Senior Vice President of Operations and Director	2016	402,721	(8)	538,337	(6)	628,081	502,724	7,950	2,079,813
Weidong Chen	2017	387,695	(9)	452,203	(4)	376,808	302,382	8,100	1,527,188
Chief Technology Officer and Director	2016	378,206	(10)	538,337	(6)	358,885	287,266	7,950	1,570,644

(1)	The amounts reported represent the aggregate grant-date fair value of the stock and option grants awarded to the named executive officer during the year in question, calculated in accordance with FASB ASC Topic 718. Such grant-date fair values do not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant-date fair value of the sale of the stock or equity awards reported in this column are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the named executive officers upon exercise of the stock options.
(2)	Constitutes matching contributions to 401(k) plans.
(3)	Includes $52,119 of cash paid in lieu of vacation earned in 2017 and paid in 2018.
(4)	Consists of a discretionary bonus for 2017 performance that was paid in 2018.
(5)	Includes $16,554 of cash paid in lieu of vacation earned in 2016 and paid in 2017.
(6)	Consists of a discretionary bonus for 2016 performance that was determined and paid in early 2017.
(7)	Includes $14,483 of cash paid in lieu of vacation earned in 2017 and paid in 2018.
(8)	Includes $42,449 of cash paid in lieu of vacation earned in 2016 and paid in 2017.
(9)	Includes $10,859 of cash paid in lieu of vacation earned in 2017 and paid in 2018.
(10)	Includes $17,934 of cash paid in lieu of vacation earned in 2016 and paid in 2017.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding stock awards held as of December 31, 2017 by our named executive officers.

			Option Awards				RSUs
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Jerry Guo	1/23/2015	(2)	787,495	292,500	4.18	1/23/2025
	1/23/2015	(3)					192,860	3,425,194
	1/23/2015	(4)					115,715	2,055,098
	3/26/2016	(5)	283,740	308,420	8.39	3/25/2026
	3/26/2016	(6)					95,170	1,690,219
	1/31/2017	(7)	—	426,535	12.24	1/30/2027
	1/31/2017	(8)					91,400	1,623,264

Lucy Xie	1/23/2015	(2)	165,840	61,600	4.18	1/23/2025
	1/23/2015	(3)					56,865	1,009,922
	1/23/2015	(4)					56,860	1,009,834
	3/26/2016	(5)	71,700	77,945	8.39	3/25/2026
	3/26/2016	(6)					56,120	996,691
	1/31/2017	(7)	—	107,790	12.24	1/30/2027
	1/31/2017	(8)					53,895	957,175

Weidong Chen	5/25/2012		600,000	—	1.69	5/24/2022
	1/23/2015	(2)	94,760	35,205	4.18	1/23/2025
	1/23/2015	(3)					32,495	577,111
	1/23/2015	(4)					32,495	577,111
	3/26/2016	(5)	40,965	44,545	8.39	3/25/2026
	3/26/2016	(6)					32,070	569,563
	1/31/2017	(7)	—	61,595	12.24	1/30/2027
	1/31/2017	(8)					30,795	546,919

(1)	The value of equity awards is based on the closing price of our stock on the Nasdaq Global Select Market on December 29, 2017.
(2)	One-fourth (1/4) of the shares of our common stock subject to this stock option award vested on January 1, 2016, and the balance is scheduled to vest in 36 equal monthly installments thereafter, subject to continued service with us through each applicable vesting date.
(3)	One-half (1/2) of these RSUs vested on January 1, 2016, one-third (1/3) vested on January 1, 2017 and one-sixth (1/6) vested on January 1, 2018.
(4)	One-fourth (1/4) of these RSUs vested on each of January 1, 2016, 2017 and 2018, and one-fourth (1/4) are scheduled to vest on January 1, 2019, subject to continued service with us through each applicable vesting date.
(5)	One-fourth (1/4) of the shares of our common stock subject to this stock option award vested on January 1, 2017, and the balance is scheduled to vest in 36 equal monthly installments thereafter, subject to continued service with us through each applicable vesting date.
(6)	One-fourth (1/4) of these RSUs vested on each of January 1, 2017 and 2018, and one-fourth (1/4) are scheduled to vest each year thereafter, subject to continued service with us through each applicable vesting date.

(7)	One-fourth (1/4) of the shares of our common stock subject to this stock option award vested on January 1, 2018, and the balance is scheduled to vest in 36 equal monthly installments thereafter, subject to continued service with us through each applicable vesting date.
(8)	One-fourth (1/4) of these RSUs vested on January 1, 2018, and one-fourth (1/4) are scheduled to vest each year thereafter, subject to continued service with us through each applicable vesting date.

Potential Payments upon Termination or Change in Control

Under each of our 2011 Stock Incentive Plan and our 2017 Stock Incentive Plan, our board of directors may provide that outstanding awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an award shall lapse, in whole or in part, in connection with (a) any merger or consolidation of the company with or into another entity as a result of which all of the common stock of the company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the common stock of the company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the company. Further, under our 2003 Stock Incentive Plan, our 2011 Stock Incentive Plan, and our 2017 Stock Incentive Plan, our board of directors has complete discretion to cause any award to become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

Employment Agreements

Employment Agreement with Mr. Guo

We are a party to an employment agreement with Mr. Guo dated November 17, 2017. Under the employment agreement, Mr. Guo is an at-will employee, and his employment with us can be terminated by him or us at any time and for any reason. The employment agreement provides that Mr. Guo is entitled to a base salary of $677,806 during his employment with us and that he is eligible, at our sole discretion, to earn a target annual bonus equal to 150% of his base salary. Mr. Guo’s current base salary is $711,697 and his current target annual bonus amount is 250% of his base salary. The employment agreement also provides that Mr. Guo is eligible to participate in our annual long-term incentive program, with a target annual equity award equal to 550% of his then-current base salary, and with the form, terms and conditions of such long-term incentive awards to be determined in our sole discretion.

Under the employment agreement, Mr. Guo is entitled, subject to his execution and nonrevocation of a release of claims in our favor, in the event of the termination of his employment by us without cause or by him for good reason, each as defined in his employment agreement with us, to (i) receive an amount equal to the sum of his then-current annual base salary plus his target annual bonus for the year of his termination of employment, with such amount payable in equal installments over a period of 12 months, (ii) continue to receive an amount equal to COBRA premiums for health benefit coverage on the same terms as were applicable to him prior to his termination for a period of 12 months following the date that his employment with us is terminated, or earlier, if he becomes eligible to enroll in a health benefit plan with a new employer and (iii) accelerated vesting of all outstanding and unvested stock options and other equity awards, with any stock options being exercisable following his termination of employment for the period of time set forth in the applicable option agreement.

In addition, the employment agreement provides that in the event Mr. Guo’s employment with us terminates by reason of his death or disability, Mr. Guo is entitled to accelerated vesting of all outstanding and unvested stock options and other equity awards, with any stock options being exercisable following his termination of employment for the period of time set forth in the applicable option agreement.

Employment Agreement with Ms. Xie

We are a party to an employment agreement with Ms. Xie dated November 17, 2017. Under the employment agreement, Ms. Xie is an at-will employee, and her employment with us can be terminated by her or us at any time and for any reason. The employment agreement provides that Ms. Xie is entitled to a base salary of $376,836 during her employment with us and that she is eligible, at our sole discretion, to earn a target annual bonus equal to 100% of her base salary. Ms. Xie’s current base salary is $395,678 and her current target annual bonus amount is 125% of her base salary. The employment agreement also provides that Ms. Xie is eligible to participate in our annual long-term incentive program, with a target annual equity award equal to 350% of her then-current base salary, and with the form, terms and conditions of such long-term incentive awards to be determined in our sole discretion.

Under the employment agreement, Ms. Xie is entitled, subject to her execution and nonrevocation of a release of claims in our favor, in the event of the termination of her employment by us without cause or by her for good reason, each as defined in her employment agreement with us, to (i) receive an amount equal to the sum of her then-current annual base salary plus her target annual bonus for the year of her termination of employment, with such amount payable in equal installments over a period of 12 months, (ii) continue to receive an amount equal to COBRA premiums for health benefit coverage on the same terms as were applicable to her prior to her termination for a period of 12 months following the date that her employment with us is terminated, or earlier, if she becomes eligible to enroll in a health benefit plan with a new employer and (iii) accelerated vesting of all outstanding and unvested stock options and other equity awards, with any stock options being exercisable following her termination of employment for the period of time set forth in the applicable option agreement.

In addition, the employment agreement provides that in the event Ms. Xie’s employment with us terminates by reason of her death or disability, Ms. Xie is entitled to accelerated vesting of all outstanding and unvested stock options and other equity awards, with any stock options being exercisable following her termination of employment for the period of time set forth in the applicable option agreement.

Employment Agreement with Mr. Chen

We are a party to an employment agreement with Mr. Chen dated November 17, 2017. Under the employment agreement, Mr. Chen is an at-will employee, and his employment with us can be terminated by him or us at any time and for any reason. The employment agreement provides that Mr. Chen is entitled to a base salary of $376,836 during his employment with us and that he is eligible, at our sole discretion, to earn a target annual bonus equal to 100% of his base salary. Mr. Chen’s current base salary is $395,678 and his current target annual bonus amount is 125% of his base salary. The employment agreement also provides that Mr. Chen is eligible to participate in our annual long-term incentive program, with a target annual equity award equal to 200% of his then-current base salary, and with the form, terms and conditions of such long-term incentive awards to be determined in our sole discretion.

Under the employment agreement, Mr. Chen is entitled, subject to his execution and nonrevocation of a release of claims in our favor, in the event of the termination of his employment by us without cause or by him for good reason, each as defined in his employment agreement with us, to (i) receive an amount equal to the sum of his then-current annual base salary plus his target annual bonus for the year of his termination of employment, with such amount payable in equal installments over a period of 12 months, (ii) continue to receive an amount equal to COBRA premiums for health benefit coverage on the same terms as were applicable to him prior to his termination for a period of 12 months following the date that his employment with us is terminated, or earlier, if he becomes eligible to enroll in a health benefit plan with a new employer and (iii) accelerated vesting of all outstanding and unvested stock options and other equity awards, with any stock options being exercisable following his termination of employment for the period of time set forth in the applicable option agreement.

In addition, the employment agreement provides that in the event Mr. Chen’s employment with us terminates by reason of his death or disability, Mr. Chen is entitled to accelerated vesting of all outstanding and unvested stock options and other equity awards, with any stock options being exercisable following his termination of employment for the period of time set forth in the applicable option agreement.

Retirement Benefits

We maintain a retirement plan for the benefit of our employees, including our named executive officers. The plan is intended to qualify as a tax-qualified 401(k) plan so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan (except in the case of contributions under the 401(k) plan designated as Roth contributions). Under the 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee as directed by participants. We match 50% of employee contributions to our 401(k) plan up to a maximum amount of 6% of eligible wages, which matching contributions are subject to vesting in equal annual increments over two years, subject to full vesting upon death, disability or attainment of retirement.

Employee Benefits and Perquisites

Our named executive officers are eligible to participate in our health and welfare plans to the same extent as all full-time employees.

Director Compensation

During the year ended December 31, 2017, we paid to Bill Styslinger an annual cash retainer of $200,000, payable quarterly in arrears, for his services as a director and an annual cash retainer of $5,000, payable annually in arrears, for his services as a member of the compensation committee of our board of directors. This arrangement terminated upon the closing of our initial public offering on December 19, 2017. In addition, in connection with Mr. Tibbetts’ appointment to our board of directors, we granted to Mr. Tibbetts, upon the commencement of trading of our common stock on the Nasdaq Global Select Market on December 15, 2017, restricted stock units for 23,076 and 11,538 shares, respectively, with the restricted stock unit for 23,076 shares vesting on a quarterly basis over a period of three years after the date of his appointment to our board of directors and the restricted stock unit for 11,538 shares vesting on the first anniversary of the date of his appointment to our board of directors, in each case subject to Mr. Tibbetts’ continued service as a director, with full acceleration of vesting upon a change in control of our company. Prior to our initial public offering, none of our other directors received compensation for service on our board of directors or committees of our board of directors during the year ended December 31, 2017.

We also have a policy of reimbursing our directors for their reasonable out-of-pocket expenses incurred in attending board of directors and committee meetings.

In November 2017, our board of directors approved a non-employee director compensation program that became effective upon the closing of our initial public offering on December 19, 2017. In April 2018, our board of directors amended the program to provide that non-employee directors beneficially owning more than 10% of our outstanding common stock would not be entitled to compensation under the program. Under the program, new non-employee directors that qualify under the program receive an initial award in the form of restricted stock units for the number of shares of our common stock equal to $300,000 divided by the closing price of our common stock on the Nasdaq Global Select Market on the date of such director’s initial election to our board of directors. Any such restricted stock units will vest in equal increments at the end of each successive three-month period, over a period of three years after the date of grant. In addition, non-employee directors that qualify under the program receive the cash compensation set forth below, and an additional payment of $150,000 annually on the date of the first meeting of our board of directors held on or after the date of each annual meeting of stockholders, to be paid, at the discretion of our board of directors, in the form of cash or restricted stock units for the number of shares of our common stock equal to $150,000 divided by the closing price of our common stock on the Nasdaq Global Select Market on the date of grant. Any such restricted stock units will vest one year after the date of grant. However, because Mr. Tibbetts became a director prior to the closing of our initial public offering and, in connection with his becoming a director, received an award of restricted stock units, effective upon the commencement of trading of our common stock on the Nasdaq Global Select Market, that was equivalent to such $150,000 annual payment for 2018, Mr. Tibbetts will not be eligible to receive the annual $150,000 payment described above in 2018. Restricted stock units granted under our non-employee director compensation policy are settleable upon vesting in the form of cash or shares of our common stock at the discretion of our board of directors. The vesting of any restricted stock units to our non-employee directors under our non-employee director compensation policy is subject to such non-employee director’s continued service as a director and will accelerate in full upon a change in control of our company.

Under our non-employee director compensation program, each non-employee director that qualifies under the program is eligible to receive compensation for his or her service on our board of directors or committees thereof consisting of annual cash retainers paid quarterly in arrears, as follows:

Position	Retainer
Board member	$50,000
Audit committee chair	$20,000
Compensation committee chair	$10,000
Audit committee member	$10,000
Compensation committee member	$5,000

The following table sets forth information regarding compensation earned by our non-employee directors during the year ended December 31, 2017.

Name	Fees earned or paid in cash ($)		Stock awards ($)(1)	Total ($)
Bruce R. Evans	$10,849	(2)	—	$10,849
Daniel S. Mead(3)	—		—	—
Bill Styslinger	$205,000		—	$205,000
Joseph S. Tibbetts, Jr.	$8,560	(4)	$449,982	$458,542

(1)	Amount reflects the aggregate grant date fair market value, calculated in accordance with FASB ASC Topic 718, of RSU awards granted to Mr. Tibbetts on December 15, 2017 for 23,076 and 11,538 shares of our common stock, representing an initial equity granted of restricted stock units, and an additional annual payment that our board of directors determined to pay in the form of restricted stock units, in each case intended to be consistent with our non-employee director compensation program that became effective upon the closing of our initial public offering. As of December 31, 2017, Mr. Styslinger held outstanding and unexercised options to purchase 300,000 shares of common stock and Mr. Tibbetts held 34,614 unvested RSUs.
(2)	The amount of Mr. Evans’s annual cash retainer and additional annual payment was pro-rated upon the effectiveness on December 14, 2017 of the registration statement on Form S-1 for our initial public offering. As a result of the April 2018 amendment to the non-employee director compensation program described above, Mr. Evans ceased receiving fees in connection with his board service effective January 1, 2018.
(3)	Mr. Mead joined our board of directors on March 8, 2018.
(4)	The amount of Mr. Tibbetts’s annual cash retainer was pro-rated to reflect the fact that he joined our board of directors and audit committee on November 15, 2017.

Stock Option and Other Compensation Plans

Prior to our initial public offering, we granted awards under our 2003 Stock Incentive Plan, as amended to date, and our 2011 Stock Incentive Plan, as amended to date. In connection with our initial public offering, we started granting awards under our 2017 Stock Incentive Plan and ceased granting awards under all prior plans.

2017 Stock Incentive Plan

The 2017 Stock Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, RSUs and other stock-based awards. The number of shares of our common stock that are reserved for issuance under the 2017 Stock Incentive Plan is equal to the sum of: (1) 7,160,685 plus; (2) the number of shares (up to 18,746,045 shares) equal to the sum of the number of shares of our common stock then available for issuance under the 2003 Stock Incentive Plan and the 2011 Stock Incentive Plan as of immediately prior to the effectiveness of the registration statement for our initial public offering and the number of shares of our common stock subject to outstanding awards under the 2003 Stock Incentive Plan and the 2011 Stock Incentive Plan that expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right; plus (3) an annual increase, to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2019 and continuing until, and including, the fiscal year ending December 31, 2027, equal to the lowest of 20,000,000 shares of our common stock, 4% of the number of shares of our common stock outstanding on the first day of such fiscal year and an amount determined by our board of directors.

Our employees, officers, directors, consultants and advisors are eligible to receive awards under the 2017 Stock Incentive Plan. Incentive stock options, however, may only be granted to our employees. Pursuant to the terms of the 2017 Stock Incentive Plan, our board of directors (or a committee delegated by our board of directors) administers the plan and, subject to any limitations in the plan, will select the recipients of awards and determine:

•	the number of shares of our common stock covered by options and the dates upon which the options become exercisable;

•	the type of options to be granted;

•	the duration of options, which may not be in excess of ten years;

•	the exercise price of options, which must be at least equal to the fair market value of our common stock on the date of grant; and

•	the number of shares of our common stock subject to and the terms of any stock appreciation rights, restricted stock awards, RSUs or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price (though the measurement price of stock appreciation rights must be at least equal to the fair market value of our common stock on the date of grant and the duration of such awards may not be in excess of ten years).

If our board of directors delegates authority to an executive officer to grant awards under the 2017 Stock Incentive Plan, the executive officer will have the power to make awards to all of our employees, except executive officers. Our board of directors will fix the terms of the awards to be granted by such executive officer, including the exercise price of such awards (which may include a formula by which the exercise price will be determined), and the maximum number of shares subject to awards that such executive officer may make.

Effect of Certain Changes in Capitalization. Upon the occurrence of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock other than an ordinary cash dividend, our board of directors shall equitably adjust:

•	the number and class of securities available under the 2017 Stock Incentive Plan;

•	the share counting rules under the 2017 Stock Incentive Plan;

•	the number and class of securities and exercise price per share of each outstanding option;

•	the share and per-share provisions and the measurement price of each outstanding stock appreciation right;

•	the number of shares subject to, and the repurchase price per share subject to, each outstanding restricted stock award; and

•	the share and per-share related provisions and the purchase price, if any, of each other stock-based award.

Effect of Certain Corporate Transactions. Upon a merger or other reorganization event (as defined in our 2017 Stock Incentive Plan), our board of directors may, on such terms as our board of directors determines (except to the extent specifically provided otherwise in an applicable award agreement or other agreement between the participant and us), take any one or more of the following actions pursuant to the 2017 Stock Incentive Plan as to some or all outstanding awards, other than restricted stock awards:

•	provide that all outstanding awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or successor corporation (or an affiliate thereof);

•	upon written notice to a participant, provide that all of the participant’s unvested and/or vested but unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable);

•	provide that outstanding awards shall become exercisable, realizable or deliverable, or restrictions applicable to an award shall lapse, in whole or in part, prior to or upon such reorganization event;

•	in the event of a reorganization event pursuant to which holders of shares of our common stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to the participants with respect to each award held by a participant equal to (1) the number of shares of our common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (2) the excess, if any, of the cash payment for each share surrendered in the reorganization event over the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award; and/or

•	provide that, in connection with a liquidation or dissolution, awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings).

Our board of directors does not need to take the same action with respect to all awards, all awards held by a participant or all awards of the same type.

In the case of certain RSUs, no assumption or substitution is permitted, and the RSUs will instead be settled in accordance with the terms of the applicable RSU agreement.

Upon the occurrence of a reorganization event other than a liquidation or dissolution, the repurchase and other rights with respect to outstanding restricted stock awards will continue for the benefit of the successor company and will, unless the board of directors may otherwise determine, apply to the cash, securities or other property into which shares of our common stock are converted or exchanged pursuant to the reorganization event. Upon the occurrence of a reorganization event involving a liquidation or dissolution, all restrictions and conditions on each outstanding restricted stock award will automatically be deemed terminated or satisfied, unless otherwise provided in the agreement evidencing the restricted stock award or any other agreement between the participant and us.

At any time, our board of directors may, in its sole discretion, provide that any award under the 2017 Stock Incentive Plan will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part as the case may be.

No award may be granted under the 2017 Stock Incentive Plan after December 13, 2027. Our board of directors may amend, suspend or terminate the 2017 Stock Incentive Plan at any time, except that stockholder approval may be required to comply with applicable law or stock market requirements.

As of April 30, 2018, options to purchase 1,067,376 shares of common stock were outstanding under the 2017 Stock Incentive Plan, at a weighted-average exercise price of $17.89 per share, and no options to purchase shares of our common stock had been exercised. In addition, as of such date, 135,723 RSUs were outstanding under the 2017 Stock Incentive Plan.

2011 Stock Incentive Plan

The 2011 Stock Incentive Plan provided for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock units and shares, restricted or otherwise, of our common stock. Our employees, officers, directors, consultants and advisors were eligible to receive awards under our 2011 Stock Incentive Plan; however incentive stock options could only be granted to our employees. The type of award granted under our 2011 Stock Incentive Plan and the terms of such award are set forth in the applicable award agreement.

Pursuant to the terms of the 2011 Stock Incentive Plan, our board of directors (or a committee assigned by our board of directors) administers the 2011 Stock Incentive Plan. The board of directors has complete discretion to take any actions it deems necessary or advisable for the administration of the 2011 Stock Incentive Plan. All decisions, interpretations and other actions of our board of directors are final and binding on all participants and all persons deriving their rights from a participant. In addition, subject to any limitations in the 2011 Stock Incentive Plan, our board of directors selected the recipients of awards and determined:

•	the number of shares of our common stock covered by options and the dates upon which the options become exercisable;

•	the type of options to be granted;

•	the duration of options, which could not be in excess of ten years;

•	the exercise price of options, which was required to be at least equal to the fair market value of our common stock on the date of grant; and

•	the number of shares of our common stock subject to, and the terms of any restricted stock awards or restricted stock units, and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

Effect of Certain Changes in Capitalization. Pursuant to the 2011 Stock Incentive Plan, in the event of stock split, stock dividend, a combination of shares, reverse stock-split, a reclassification, or any other increase or decrease in the number of issued shares of our common stock effected without receipt of consideration by us, proportionate adjustments shall automatically be made in each of:

•	the number of shares of our common stock available for issuance under the 2011 Stock Incentive Plan;

•	the number of shares of our common stock covered by each outstanding option or RSU granted under the 2011 Stock Incentive Plan; and

•	the exercise price under each outstanding option granted under the 2011 Stock Incentive Plan.

Our board of directors, in its sole discretion, may also make appropriate adjustments to one or more of the same items described above in the event of a declaration of an extraordinary dividend payable in a form other than shares of our common stock that has a material effect on the fair market value of shares of our common stock, a recapitalization, a spin-off or any similar occurrence.

Effect of Certain Corporate Transactions. In the event that we are a party to a merger or consolidation, all shares of our common stock acquired under the 2011 Stock Incentive Plan and all awards outstanding under the 2011 Stock Incentive Plan on the effective date of the transaction shall be treated in the manner described in the agreement of merger or consolidation, which agreement need not treat all awards in an identical manner but which must preserve an award’s status as exempt from or compliant with Section 409A of the Internal Revenue Code of 1986, as amended, or the Code, and must provide for one or more of the following:

•	continuation of the outstanding award by us if we are the surviving corporation;

•	assumption, or substitution of substantially equivalent awards, of the outstanding award by the surviving corporation or its parent, provided that the assumption or substitution is accomplished in a manner that complies with the rules regarding assumptions or substitutions that apply to incentive stock options under the Code (whether the outstanding award is an incentive stock option or a nonstatutory stock option);

•	acceleration of the date of exercise or vesting of an option (which may be contingent on the closing of the merger or consolidation) followed by the termination of the option if it is not timely exercised prior to the closing of the merger or consolidation (which exercise may also be contingent on the closing of the merger or consolidation); or

•	cancellation of the outstanding award in exchange for a payment (if any) equal to the fair market value of a share of common stock as of the closing date of the merger or consolidation minus the per-share exercise price of the award (if any).

Subject to the limitations of the 2011 Stock Incentive Plan, our board of directors may modify, extend or assume outstanding options and RSUs and may accept the cancellation of outstanding options in return for the grant of new options for the same or a different number of shares of our common stock or a different exercise price.

As of April 30, 2018, options to purchase 13,950,932 shares of common stock were outstanding under the 2011 Stock Incentive Plan, at a weighted-average exercise price of $4.33 per share, and options to purchase 3,959,218 shares of our common stock had been exercised. In addition, as of such date, 371,855 RSUs were outstanding under the 2011 Stock Incentive Plan.

No further awards will be made under our 2011 Stock Incentive Plan; however, awards outstanding under our 2011 Stock Incentive Plan will continue to be governed by their existing terms.

2003 Stock Incentive Plan

The 2003 Stock Incentive Plan provided for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock units and shares, restricted or otherwise, of our common stock. Our employees, officers, directors, consultants and advisors were eligible to receive awards under our 2003 Stock Incentive Plan; however incentive stock options could only be granted to our employees.

The type of award granted under our 2003 Stock Incentive Plan and the terms of such award are set forth in the applicable award agreement.

Pursuant to the terms of the 2003 Stock Incentive Plan, our board of directors (or a committee assigned by our board of directors) administers the 2003 Stock Incentive Plan. The board of directors has complete discretion to take any actions it deems necessary or advisable for the administration of the 2003 Stock Incentive Plan. All decisions, interpretations and other actions of our board of directors are final and binding on all participants and all persons deriving their rights from a participant. In addition, subject to any limitations in the 2003 Stock Incentive Plan, our board of directors selected the recipients of awards and determined:

•	the number of shares of our common stock covered by options and the dates upon which the options become exercisable;

•	the type of options to be granted;

•	the duration of options, which could not be in excess of ten years;

•	the exercise price of options, which was required to be at least equal to the fair market value of our common stock on the date of grant; and

•	the number of shares of our common stock subject to, and the terms of any restricted stock awards or restricted stock units, and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

Effect of Certain Changes in Capitalization. Pursuant to the 2003 Stock Incentive Plan, in the event of stock split, stock dividend, a combination of shares, reverse stock-split, a reclassification, or any other increase or decrease in the number of issued shares of our common stock effected without receipt of consideration by us, proportionate adjustments shall automatically be made in each of:

•	the number of shares of our common stock available for issuance under the 2003 Stock Incentive Plan;

•	the number of shares of our common stock covered by each outstanding option or RSU granted under the 2003 Stock Incentive Plan; and

•	the exercise price under each outstanding option granted under the 2003 Stock Incentive Plan.

Our board of directors, in its sole discretion, may also make appropriate adjustments to one or more of the same items described above in the event of a declaration of an extraordinary dividend payable in a form other than shares of our common stock that has a material effect on the fair market value of shares of our common stock, a recapitalization, a spin-off or any similar occurrence.

Effect of Certain Corporate Transactions. In the event that we are a party to a merger or consolidation, all shares of our common stock acquired under the 2003 Stock Incentive Plan and all awards outstanding under the 2003 Stock Incentive Plan on the effective date of the transaction shall be treated in the manner described in the agreement of merger or consolidation, which agreement need not treat all awards in an identical manner but which must preserve an award’s status as exempt from or compliant with Section 409A of the Code and must provide for one or more of the following:

•	continuation of the outstanding award by us if we are the surviving corporation;

•	assumption, or substitution of substantially equivalent awards, of the outstanding award by the surviving corporation or its parent, provided that the assumption or substitution is accomplished in a manner that complies with the rules regarding assumptions or substitutions that apply to incentive stock options under the Code (whether the outstanding award is an incentive stock option or a nonstatutory stock option);

•	acceleration of the date of exercise or vesting of an option (which may be contingent on the closing of the merger or consolidation) followed by the termination of the option if it is not timely exercised prior to the closing of the merger or consolidation (which exercise may also be contingent on the closing of the merger or consolidation); or

•	cancellation of the outstanding award in exchange for a payment (if any) equal the fair market value of a share of common stock as of the closing date of the merger or consolidation minus the per-share exercise price of the award (if any).

Subject to the limitations of the 2003 Stock Incentive Plan, our board of directors may modify, extend or assume outstanding options and RSUs and may accept the cancellation of outstanding options in return for the grant of new options for the same or a different number of shares of our common stock or a different exercise price.

As of April 30, 2018, options to purchase 103,764 shares of common stock were outstanding under the 2003 Stock Incentive Plan, at a weighted-average exercise price of $0.25 per share, and options to purchase 2,606,236 shares of our common stock had been exercised. In addition, as of such date no RSUs were outstanding under the 2003 Stock Incentive Plan.

No further awards will be made under our 2003 Stock Incentive Plan; however, awards outstanding under our 2003 Stock Incentive Plan continue to be governed by their existing terms.

Limitation of Liability and Indemnification

Our restated certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for voting or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our restated certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. In addition, we have entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements may require us, among other things, to indemnify each such director and executive officer for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of our directors or executive officers.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board of directors. We have agreed that we will be the indemnitor of “first resort,” however, with respect to any claims against these directors for indemnification claims that are indemnifiable by both us and their employers. Accordingly, to the extent that indemnification is permissible under applicable law, we will have full liability for such claims (including for the advancement of any expenses) and we have waived all related rights of contribution, subrogation or other recovery that we might otherwise have against these directors’ employers.

RELATED PERSON TRANSACTIONS

Other than compensation arrangements for our executive officers that are described elsewhere in this Proxy Statement or that are not required to be disclosed herein in accordance with the rules of the SEC, below we describe transactions since January 1, 2017 to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Participation in Initial Public Offering

Summit Partners, our largest stockholder and a growth equity and venture capital investment firm for which one of our directors, Bruce R. Evans, serves as Chairman of the Board and a Senior Advisor, purchased 250,000 shares of our common stock in our initial public offering. In addition, Jerry Guo, our President and Chief Executive Officer, purchased 100,000 shares of our common stock in our initial public offering. Such purchases were made through the underwriters at the initial public offering price of $13.00 per share for an aggregate purchase price of $4,550,000.

Section 16 Disgorgement

Under Section 16(b) of the Securities Exchange Act of 1934, or the Exchange Act, any officer, director or 10% stockholder of a public company who realizes any profit from a non-exempt purchase and sale (or sale and purchase) of equity securities of the company within a period of less than six months is automatically liable to pay to the company the amount of any such realized profit. In a public offering of shares of our common stock by selling stockholders in April 2018, Summit Partners and Jerry Guo sold more than the 250,000 shares and 100,000 shares of our common stock that they purchased in our initial public offering. In light of the requirements of Section 16(b) of the Exchange Act, Summit Partners and Jerry Guo disgorged to us, with respect to 250,000 shares and 100,000 shares sold by them in the offering, respectively, the amount equal to the difference between the net price per share received by them in the offering of $23.8875 and the initial public offering price of $13.00 per share. The aggregate amount of such payments by Summit Partners and Jerry Guo to us were $2.7 million and $1.1 million, respectively.

Transactions Involving Liberty Global Ventures Holding B.V. and its Affiliates

Liberty Global Ventures Holding B.V., one of our 5% stockholders, is affiliated with certain of our customers. In the year ended December 31, 2017, sales to these customers accounted for $39.4 million of our revenue. During the three months ended March 31, 2018, sales to these customers accounted for $15.7 million of our revenue.

Consulting Agreement with Bill Styslinger

In May 2012, we granted to Mr. Styslinger an option to purchase 600,000 shares of common stock, at an exercise price of $1.69 per share, which vested as to one-third (1/3) of the option shares on February 1, 2013 and as to the remainder in equal monthly installments over the following two years. Our board of directors declared special dividends in November 2014, June 2016, December 2016, May 2017 and November 2017. In connection with these special dividends, our board of directors also approved cash payments to be made to holders of our stock options, stock appreciation rights and restricted stock units as equitable adjustments in accordance with the provisions of our equity incentive plans. In connection with the special dividend declared in December 2016, we paid Mr. Styslinger $615,522 as an equitable adjustment in January 2017. In connection with the special dividend declared in May 2017, we paid Mr. Styslinger $303,993 as an equitable adjustment in June 2017. In connection with the special dividend declared in November 2017, we paid Mr. Styslinger $155,653 as an equitable adjustment in December 2017.

Employment of Rongke Xie

Rongke Xie, who serves as Deputy General Manager of Guangzhou Casa Communication Technology LTD, one of our subsidiaries, is the sister of Lucy Xie, our Senior Vice President of Operations and a member of our board of directors. We paid Rongke Xie $159,609 in total compensation in the year ended December 31, 2017 for her services as an employee. During the three months ended March 31, 2018, we paid Rongke Xie $79,279 in total compensation for her services as an employee.

Indemnification Agreements

Our restated certificate of incorporation provides that we will indemnify our officers and directors to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our directors and executive officers. See “Executive Compensation—Limitation of Liability and Indemnification.”

Arrangements with Executive Officers

For a description of the compensation arrangements that we have with our named executive officers and directors, see “Executive Compensation”.

Policies and Procedures for Related Person Transactions

We have adopted written policies and procedures for the review of any transaction, arrangement or relationship in which our company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the audit committee of our board of directors. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in or is not inconsistent with our company’s best interests. The audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the policy will provide that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•	interests arising only from the related person’s position as a director of another corporation or organization that is a party to the transaction;

•	interests arising only from the direct or indirect ownership by the related person and all other related persons in the aggregate of less than a 10% equity interest (other than a general partnership interest) in another entity which is a party to the transaction;

•	interests arising from both the position and ownership level described above;

•	interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction;

•	interests arising solely from the ownership of a class of our equity securities if all holders of that class of equity securities receive the same benefit on a pro rata basis;

•	a transaction that involves compensation to an executive officer if the compensation has been approved, or recommended to our board of directors for approval, by the compensation committee of the board of directors or a group of independent directors of ours performing a similar function;

•	a transaction that involves compensation to a director for services as one of our directors if such compensation will be reported pursuant to Item 402(k) of Regulation S-K;

•	a transaction that is specifically contemplated by provisions of our certificate of incorporation or bylaws;

•	interests arising solely from indebtedness of a significant stockholder or an immediate family member of a significant stockholder of ours, as such terms are defined under the policy;

•	a transaction where the rates or charges involved in the transaction are determined by competitive bids;

•	a transaction that involves the rendering of services as a common or contract carrier or public utility at rates or charges fixed in conformity with law or governmental authority; and

•	a transaction that involves services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

TRANSACTION OF OTHER BUSINESS

Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

ADDITIONAL INFORMATION

Procedures for Submitting Stockholder Proposals

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting. Our amended and restated by-laws provide that, for nominations of persons for election to our board of directors or other proposals to be considered at an annual meeting of stockholders, a stockholder must give written notice to our Secretary at 100 Old River Road, Andover, Massachusetts 01810, not later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the date of the preceding year’s annual meeting. However, our amended and restated by-laws also provide that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the proxy statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be a stockholder of record who is entitled to vote on such business at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder or beneficial owner proposing such business and certain additional information.

The advance notice requirements for the Annual Meeting are as follows: a stockholder’s notice shall be timely if delivered to our Secretary at the address set forth above not later than the close of business on the later of the 90th day prior to the scheduled date of the Annual Meeting or the 10th day following the day on which public announcement of the date of the Annual Meeting is first made or sent by us.

Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials. In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2019 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than January 25, 2019. Such proposals must be delivered to our Secretary, c/o Casa Systems, Inc., 100 Old River Road, Andover, Massachusetts 01810.

ANNUAL MEETING OF CASA SYSTEMS, INC.

Date:	Wednesday, June 6, 2018
Time:	10:00 a.m. (Eastern Time)
Place:	20 Custom House Street, 7th FI, Boston MA 02110

Please make your marks like this:    ☒  Use dark black pencil or pen only

The Board of Directors Recommends a Vote FOR each of the director nominees listed in proposal 1 and FOR proposal 2.

1:	To elect three Class I directors to hold office until our 2021 annual meeting of stockholders or until their successors are duly elected and qualified, subject to their earlier resignation or removal.
Nominees:
(01) Jerry Guo
(02) Weidong Chen
(03) Daniel S. Mead

Vote For All Nominees	Withhold Vote From All Nominees	Vote For All Except
☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Vote For All Except” box and write the number(s) in the space provided to the right.

		For	Against	Abstain
2:	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.	☐	☐	☐

	To attend the meeting and vote your shares in person, please mark this box.		☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Please separate carefully at the perforation and return just this portion in the envelope provided.

Annual Meeting of Casa Systems, Inc.

to be held on Wednesday, June 6, 2018

for Holders as of Thursday, May 3, 2018

This proxy is being solicited on behalf of the Board of Directors of Casa Systems, Inc.

VOTE BY:
INTERNET		TELEPHONE

Go To	Call
www.proxypush.com/casa	866-882-9119

•	Cast your vote online 24 hours a day/7 days a week.	OR	•	Use any touch-tone telephone toll-free 24 hours a day/7 days a week.
•	Have your Proxy Card/Voting Instructions Form ready.	MAIL	• •	Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions.
•	View Meeting Documents.

OR	•	Mark, sign and date your Proxy Card/Voting Instruction Form.
	•	Detach your Proxy Card/Voting Instruction Form.
	•	Return your Proxy Card/Voting Instruction Form in the
postage-paid envelope provided.

The undersigned hereby appoints Jerry Guo, Gary Hall, Todd Keebaugh, and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Casa Systems, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

All votes must be received by 11:59 P.M., Eastern Time, June 5, 2018.

PROXY TABULATOR FOR CASA SYSTEMS, INC. c/o MEDIANT COMMUNICATIONS P.O. BOX 8016 CARY, NC 27512-9903

EVENT # CLIENT #